UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 1, 2007
Date of earliest event reported:	April 25, 2007

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.
Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Amendment to Code of Ethics to Add Anti-Hedging Policy

On April 26, 2007, the OfficeMax Incorporated (“OfficeMax”) board of directors approved an anti-hedging policy which will be incorporated by amendment into OfficeMax’s Code of Business Conduct and Ethics.  The text of the policy follows:

“The Company considers it inappropriate for any director, officer, or other employee to enter into speculative transactions in OfficeMax securities.  Therefore, this insider trading policy also prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities.  This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.  Finally, directors, officers, and other employees may not purchase OfficeMax securities on margin, or borrow against any account in which Company securities are held (except for employee loans from OfficeMax Savings Plan accounts).  The prohibitions in this paragraph do not apply to the exercise of stock options granted as part of a Company incentive plan.”

Item 8.01                                             Other Events.

Results of Shareholders’ Meeting and Filing of Certificate of Amendment

On April 25, 2007, OfficeMax held its Annual Meeting of Shareholders at which OfficeMax’s shareholders took the following actions:

1.                                       OfficeMax’s shareholders elected Dorrit J. Bern, Warren F. Bryant, Brian C. Cornell, Joseph M. DePinto, Sam K. Duncan, Rakesh Gangwal, Gary G. Michael, Francesca Ruiz de Luzuriaga and David M. Szymanski to the board of directors as follows:

Director	Votes For	Votes Withheld
Dorrit J. Bern	70,417,445	1,352,783
Warren F. Bryant	70,844,260	925,968
Brian C. Cornell	70,539,327	1,230,901
Joseph M. DePinto	70,524,456	1,245,772
Sam K. Duncan	69,693,422	2,076,806
Rakesh Gangwal	70,366,501	1,403,727
Gary G. Michael	69,882,940	1,887,288
Francesca Ruiz de Luzuriaga	70,482,284	1,287,944
David M. Szymanski	70,494,457	1,275,771

2.                                       OfficeMax’s shareholders approved the appointment of KPMG LLP as OfficeMax’s independent registered public accounting firm for 2007 by a vote of 70,938,568 shares of stock for, 485,194 shares of stock against and 346,466 shares of stock abstaining.

3.                                       OfficeMax’s shareholders voted to approve an amendment to OfficeMax’s Restated Certificate of Incorporation, as amended, to remove the supermajority voting requirements by a vote of

70,918,516 shares of stock for, 381,200 shares of stock against and 470,512 shares of stock abstaining.

On April 27, 2007, OfficeMax filed the Certificate of Amendment to its Restated Certificate of Incorporation, as amended, in accordance with this proposal.  The full management proposal, along with the board’s recommendation to shareholders that they approve the proposal, was included in OfficeMax’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2007.  The Certificate of Amendment is set forth in Exhibit 3.1 of this Form 8-K and is incorporated by reference into this Item 8.01 as if fully set forth herein.

4.                                       OfficeMax’s shareholders approved the shareholder proposal requesting that the OfficeMax board of directors establish an engagement process with proponents of a shareholder proposal that is approved by a specified vote at an annual meeting by a vote of 33,224,515 shares of stock for, 31,416,013 shares of stock against and 496,889 shares of stock abstaining. There were 6,632,811 broker non-votes on this matter.

Director Stock Ownership Guidelines

On April 26, 2007, the OfficeMax board of directors revised the stock ownership guidelines for directors.  The new director stock ownership guidelines will be included in OfficeMax’s Governance Guidelines.  These guidelines are intended to increase the directors’ stake in the company and more closely align their interests with those of the OfficeMax shareholders. These guidelines provide that over a four-year period directors should acquire and maintain stock ownership equal to three times the annual retainer amount.  The amount of stock required to be held will adjust whenever the retainer for directors is adjusted.  All shares owned outright by a director, unvested restricted stock, and stock options with an exercise price of $2.50 per share issued under former director stock plans are taken into consideration in determining whether a director has met these guidelines.  In April each year, the governance and nominating committee of the board of directors will review the progress of each director towards achievement of the guidelines.  The committee will apply OfficeMax’s stock price on March 31 to each director’s securities on that date to determine each director’s level of compliance with the guidelines.  Stock options will be valued at the excess of the market price of the underlying stock over the exercise price.  Once a director has met these guidelines, he or she shall be deemed to continue to meet the guidelines and shall be exempt from review in future periods until such director reduces the number of securities he or she holds.  Once a director reduces his or her holdings, such director will again be subject to review the following April for compliance with the guidelines.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 3.1                                          Certificate of Amendment to the Restated Certificate of Incorporation of OfficeMax Incorporated, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
Exhibit 3.1	Certificate of Amendment to the Restated Certificate of Incorporation of OfficeMax Incorporated, as amended.